UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 10, 2009

BIG CAT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-49870	61-1500382
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

PO Box 500
121 W. Merino St.
Upton, WY 82730
(Address of principal executive offices and Zip Code)

307-468-9369
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Upton, Wyoming (December 10, 2009) Big Cat Energy Corporation (www.bigcatenergy.com) (“Big Cat”) (BCTE: OTCBB), a supplier of the ARID Aquifer Recharge Injection System was asked to present its produced water management technology as a cost effective solution for enhancing local aquifers and retaining usable ground water that would otherwise be wasted by surface discharge. On Wednesday December 2, 2009, in Gillette, WY, the Wyoming Department of Environmental Quality (“DEQ”) convened a working group of industry leaders and landowners to define the problems and the solutions for surface discharge that have been a contentious water issue with coalbed methane operators for more than 10 years. Big Cat made a subsequent presentation to DEQ and BLM representatives. Big Cat’s ARID system eliminates surface discharge of produced water from Coal Bed Methane Gas wells, Coal Mining Operations, and for aquifer enhancement projects currently under development by the Department of Interior.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits	Document Description

	99.1	Press release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of December, 2009.

BIG CAT ENERGY CORPORATION

BY: RICHARD STIFEL
Richard G. Stifel, Principal Accounting Officer and Principal Financial Officer